Exhibit 10.2

SUBSCRIPTION AGREEMENT

Ermenegildo Zegna Holditalia S.p.A.

Via Roma 99/100

Valdilana (Biella)

Italy

Investindustrial Acquisition Corp.

Suite 1, 3rd Floor, 11-12 St James’s Square

London SW1Y 4LB

United Kingdom

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into as of the date set forth on the signature page hereto, by and among Investindustrial Acquisition Corp., a Cayman Islands exempted company (“IIAC”), Ermenegildo Zegna Holditalia S.p.A., a joint stock company incorporated under Italian law (“Company”) and the undersigned (“Subscriber”).

WHEREAS, concurrently with the execution and delivery of this Subscription Agreement, IIAC and the Company have entered into a Business Combination Agreement (as the same may be amended or supplemented from time to time, the “Business Combination Agreement”), by and among the Company, IIAC and EZ Cayman, a Cayman Islands exempted company (“Company Merger Sub”), pursuant to which, among other things, (i) the Company will be converted to a Dutch public limited liability company (naamloze vennootschap) (the “Company Conversion”), and (ii) Company Merger Sub will merge with and into IIAC, with IIAC as the surviving company in the merger and, after giving effect to such merger, IIAC will become a subsidiary of the Company, on the terms and subject to the conditions therein (such transaction and the other transactions consummated pursuant to the Business Combination Agreement, the “Transaction”);

WHEREAS, in connection with the Transaction, on the terms and subject to the conditions set forth in this Subscription Agreement, Subscriber desires to subscribe for and purchase from the Company, simultaneous with the closing of the Transaction, the number of ordinary shares of the Company (the “Common Shares”) set forth on the signature page hereto (such Common Shares, the “Acquired Shares”) for a purchase price of $10.00 per share (the “Share Purchase Price”), or the aggregate purchase price set forth on the signature page hereto (the “Purchase Price”), and the Company desires to issue and sell the Acquired Shares to Subscriber in a private placement in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Company at or prior to the Closing Date (as defined herein);

WHEREAS, in connection with the Transaction, certain other “accredited investors” (as such term is defined in Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”), and collectively, such “accredited investors”, the “Other Subscribers” and together with the Subscriber, the “Subscribers”) that may include institutional investors, post-Closing directors of the Company, existing directors of Thom Browne, Inc. and/or their respective affiliates, have entered into, severally and not jointly, subscription agreements with the Company substantially similar to this Subscription Agreement, pursuant to which such Other Subscribers, severally and not jointly, have agreed to subscribe for and purchase, and the Company has agreed to issue and sell to such Other Subscribers, severally and not jointly, on the Closing Date, Common Shares at the Share Purchase Price (the “Other Subscription Agreements”); and

WHEREAS, the Subscribers, severally and not jointly, have agreed to subscribe for and purchase, and the Company has agreed to issue and sell to such Subscribers, severally and not jointly, on the Closing Date, an aggregate amount of up to 25,000,000 Common Shares at the Share Purchase Price.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Subscription. Subject to the terms and conditions hereof, the Subscriber hereby subscribes for and agrees to purchase from the Company, and the Company agrees to issue and sell to Subscriber, such number of Common Shares as is set forth on the signature page of this Subscription Agreement at the Share Purchase Price on the terms and subject to the conditions provided for herein. Notwithstanding the foregoing or anything to the contrary in Section 7 below, in the event that the Closing Date shall not have occurred by April 18, 2022, this Subscription Agreement shall be terminated and deemed void and of no further effect, and any monies paid by the Subscriber to the Company in connection herewith shall immediately be returned to the Subscriber. The Subscriber understands that the subscribed Common Shares that will be issued pursuant to this Subscription Agreement will be ordinary shares of the Company, as a Dutch public limited liability company (naamloze vennootschap) following the Company Conversion.

2. Closing.

(a) Subject to the satisfaction or waiver (in writing) of the conditions set forth in Section 2(d), (e) and (f), the closing of the subscription contemplated hereby (the “Closing”) shall occur after the Company Conversion and is contingent upon the substantially concurrent consummation of the Transaction and shall occur on the date of, and substantially concurrently with and conditioned upon the effectiveness of, the Transaction (such date, the “Closing Date”). Not less than seven (7) business days prior to the date on which the Company reasonably expects the Closing to occur (the “Scheduled Closing Date”), the Company shall provide written notice (which may be via email) to Subscriber (the “Closing Notice”) of the Scheduled Closing Date, which Closing Notice shall contain the Company’s wire instructions for an account established by the Company to the purpose of collecting funds in advance of the Closing.

(b) At least two (2) business days prior to the Scheduled Closing Date, Subscriber shall deliver to the escrow account referenced above the Purchase Price for the Acquired Shares subscribed by wire transfer of United States dollars in immediately available funds. Upon the Closing, the Company shall provide instructions to the escrow agent for the escrow account to release the Purchase Price in the escrow account to the Company against delivery to Subscriber of the Acquired Shares pursuant to Section 2(c) below, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), in book-entry form. If this Subscription Agreement is terminated prior to the Closing or the Closing does not occur within five (5) business days following the Scheduled Closing Date and the Purchase Price has already been sent by Subscriber to the escrow account, then immediately upon such termination or failure of closing, the Company will instruct the escrow agent to promptly (but in no event longer than one (1) business day thereafter) return such Purchase Price, without any deduction for or on account of any tax, withholding, charges, or set-off, to Subscriber by wire transfer in immediately available funds to the account specified by Subscriber. For purposes of this Subscription Agreement, “business day” shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

In lieu of the foregoing Section 2(b) and the first two sentences of Section 2(c), for mutual funds, any investment company registered under the Investment Company Act of 1940, funds advised by an investment adviser subject to regulation under the Investment Advisers Act of 1940, and funds that require alternative settlement pursuant to internal compliance policies and procedures:

On the Scheduled Closing Date, (i) Subscriber shall deliver to an account specified by the Company, which account shall not be an escrow account and shall be an account established at an U.S. bank, against delivery of the Acquired Shares the Purchase Price by wire transfer of United States dollars in immediately available funds and (ii) the Company shall deliver to Subscriber (or to a custodian designated by Subscriber) the Acquired Shares, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), in book-entry form in the name of the Subscriber (or its nominee in accordance with its delivery instructions) on the Company’s share register and will provide to the Subscriber evidence of such issuance of the

Acquired Shares as of the Closing Date from the transfer agent for the Common Shares (the “Transfer Agent”). If this Subscription Agreement is terminated prior to the Closing or the Closing does not occur within five (5) business days following the Scheduled Closing Date and the Purchase Price has already been sent by Subscriber, then immediately upon such termination or failure of closing, the Company will promptly (but in no event longer than one (1) business day thereafter) return such Purchase Price, without any deduction for or on account of any tax, withholding, charges, or set-off, to Subscriber by wire transfer in immediately available funds to the account specified by Subscriber. For purposes of this Subscription Agreement, “business day” shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

(c) On the Closing Date, subject to the satisfaction or waiver (in writing) of the conditions set forth in Section 2(d), (e) and (f) (other than those conditions that by their nature are to be satisfied at or prior to Closing, but without affecting the requirement that such conditions be satisfied or waived at or prior to Closing), assuming that Subscriber shall have delivered to the Company on or prior to the Closing Date the Purchase Price for the Acquired Shares by wire transfer of U.S. dollars in immediately available funds to the escrow account specified by the Company in the Closing Notice, the Company shall deliver to Subscriber the Acquired Shares in book-entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable. As soon as practicable after the Closing Date, the Company shall deliver to Subscriber, a written notice from the Company or its transfer agent evidencing the issuance to Subscriber (or its nominee or custodian, as applicable) of the Acquired Shares on and as of the Closing Date. Each book entry for the Acquired Shares shall contain a notation, and each certificate (if any) evidencing the Acquired Shares shall be stamped or otherwise imprinted with a legend, in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE REOFFERED, SOLD, ASSIGNED, PLEDGED, ENCUMBERED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.

(d) The Closing shall be subject to the satisfaction on the Closing Date, or the waiver (in writing) by each of the parties hereto, of each of the following conditions:

(i) no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby; and

(ii) (A) all conditions precedent to the closing of the Transaction contained in the Business Combination Agreement shall have been satisfied (as determined by the parties to the Business Combination Agreement and other than those conditions under the Business Combination Agreement which, by their nature, are to be fulfilled at the closing of the Transaction, including to the extent that any such condition is dependent upon the consummation of the purchase and sale of the Acquired Shares pursuant to this Subscription Agreement) or waived according to the terms of the Business Combination Agreement and (B) the closing of the Transaction shall be scheduled to occur concurrently with or on the same date as the Closing.

(e) The obligation of the Company to consummate the issuance and sale of the Acquired Shares pursuant to this Subscription Agreement shall be subject to the satisfaction on the Closing Date, or the waiver (in writing) by the Company, of each of the following conditions (i) all representations and warranties of the Subscriber contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true in all respects) at and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true in all respects) as of such specified date), and consummation of the Closing shall constitute a reaffirmation by the Subscriber of each of the representations and warranties of the Subscriber contained in this Subscription Agreement as of the Closing Date or such specified date, as applicable; and (ii) all obligations, covenants and agreements of the Subscriber required to be performed by it at or prior to the Closing Date shall have been performed in all material respects.

(f) The obligation of the Subscriber to consummate the purchase of the Acquired Shares pursuant to this Subscription Agreement shall be subject to the satisfaction on the Closing Date, or the waiver (in writing) by the Subscriber, of each of the following conditions:

(i) all representations and warranties of the Company and IIAC contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Company Material Adverse Effect (as defined herein) or IIAC Material Adverse Effect (as defined herein), which representations and warranties shall be true in all respects) at and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Company Material Adverse Effect or IIAC Material Adverse Effect, which representations and warranties shall be true in all respects) as of such specified date), and consummation of the Closing shall constitute a reaffirmation by the Company and IIAC of each of the respective representations and warranties of the Company and IIAC contained in this Subscription Agreement as of the Closing Date or such specified date, as applicable;

(ii) all obligations, covenants and agreements of the Company and IIAC required by the Subscription Agreement to be performed by it at or prior to the Closing Date shall have been performed in all material respects;

(iii) no amendment or modification of, or waiver with respect to the terms of the Business Combination Agreement shall have occurred that has materially and adversely affected the economic benefits reasonably expected to be received by the Subscriber under this Subscription Agreement without having received Subscriber’s prior written consent; provided, that the foregoing condition shall not apply with respect to any amendment, modification or waiver of Section 7.3(c) of the Business Combination Agreement (or the effects thereof); and

(iv) no suspension by the New York Stock Exchange (the “NYSE”) of the qualification of the Acquired Shares for trading in the United States, or initiation of any proceedings by the NYSE for such purpose, shall have occurred and the Common Shares (including, for the avoidance of doubt, the Acquired Shares) shall have been approved for listing on the NYSE, subject to official notice of issuance.

(g) At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary to consummate the subscription as contemplated by this Subscription Agreement.

3. Company Representations and Warranties. The Company represents and warrants to the Subscriber that:

(a) The Company has been duly incorporated and is validly existing as a corporation under the laws of Italy, in good standing under its jurisdiction of incorporation (to the extent such concept exists in such jurisdiction), with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement. As of the Closing Date, the Company will be a duly incorporated and validly existing as a Dutch public limited liability company (naamloze vennootschap) in good standing, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to perform its obligations under this Subscription Agreement.

(b) As of the Closing Date, the Acquired Shares will be duly authorized and, when issued and delivered to Subscriber against full payment for the Acquired Shares in accordance with the terms of this Subscription Agreement, the Acquired Shares will be validly issued, fully paid and non-assessable, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), and will not have been issued in violation of the Company’s organizational documents or subject to any statutory or contractual preemptive or similar rights.

(c) This Subscription Agreement has been duly authorized, executed and delivered by the Company and, assuming that this Subscription Agreement constitutes the valid and binding obligation of Subscriber and IIAC, this Subscription Agreement constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

(d) The execution and delivery by the Company of this Subscription Agreement, the Other Subscription Agreements and the Business Combination Agreement (collectively, the “Transaction Documents”) and the performance by the Company of its obligations under the Transaction Documents, including the issuance and sale of the Acquired Shares and the execution, delivery and compliance by the Company with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company is subject, which would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, properties, financial condition, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Company Material Adverse Effect”) or materially affect the validity of the Acquired Shares or the legal authority of the Company to timely comply in all material respects with the terms of this Subscription Agreement; (ii) result in a violation of the provisions of the organizational documents of the Company; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or materially affect the validity of the Acquired Shares or the legal authority of the Company to perform in all material respects its obligations under this Subscription Agreement.

(e) The Company is not in default or violation of any term, condition or provision of (i) the organizational documents of the Company, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which the Company is now a party or by which the Company’s properties or assets are bound or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(f) Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 5, no registration under the Securities Act is required for the offer and sale of the Acquired Shares by the Company to Subscriber hereunder. The Acquired Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(g) As of the date hereof, the authorized share capital of the Company consists of 4,300,000 common shares, of which 4,049,449 are issued and outstanding.

(h) Assuming the accuracy of the representations and warranties of Subscriber, the Company is not required to obtain any consent, approval or waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Company of this Subscription Agreement (including, without limitation, the issuance of the Acquired Shares), other than (i) filings with the SEC, including the Registration Statement (as defined below), (ii) filings required by applicable state or federal securities laws, (iii) filings required in accordance with this Subscription Agreement, (iv) filings required to consummate the Transaction as provided under the Business Combination Agreement, (v) filings, the failure of which to obtain would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and (v) those required by the NYSE.

(i) Other than the Other Subscription Agreements, the Business Combination Agreement, the forward purchase agreement, by and between IIAC and Strategic Holding Group S.à.r.l, dated November 18, 2020, as the same may be amended or supplemented from time to time, and any other agreement expressly contemplated by the Business Combination Agreement or described in the IIAC SEC Documents, the Company and IIAC have not entered into any side letter or similar agreement with any investor in connection with such investor’s direct or indirect investment in the Company or IIAC (other than any side letter or similar agreement relating to (a) lock-up undertakings by the investor with respect to such investment or (b) the transfer to any investor of (i) securities of IIAC by existing securityholders of IIAC, which may be effectuated as a forfeiture to IIAC and reissuance and (ii) securities to be issued to the direct or indirect securityholders of the Company pursuant to the Business Combination Agreement). No Other Subscription Agreement (other than any subscription agreement entered into by Investindustrial Acquisition Corp. L.P., Strategic Holding Group S.à.r.l., the shareholders of the Company, the post-Closing directors of the Company or the existing directors of Thom Browne, Inc., or any of their affiliates, which, however, shall be with respect to the same class of shares being acquired by Subscriber hereunder and at the same Share Purchase Price) includes terms and conditions that are materially more advantageous to any such Other Subscriber than Subscriber hereunder, and such Other Subscription Agreements have not been amended in any material respect following the date of this Subscription Agreement.

(j) The Company has not received any written communication from a governmental entity alleging that the Company is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(k) There is no (i) suit, action, proceeding or arbitration before a governmental authority or arbitrator pending, or, to the Company’s knowledge, threatened against the Company, or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against the Company, except for such matters as have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(l) The Company is not, and immediately after receipt of payment for the Acquired Shares and consummation of the Transaction, will not be required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(m) Except for any placement fees payable to the Placement Agents (as defined below), the Company has not paid, and is not obligated to pay, any brokerage, finder’s or other commission or similar fee in connection with its issuance and sale of the Acquired Shares.

4. IIAC Representations and Warranties. IIAC represents and warrants to the Subscriber that:

(a) IIAC has been duly incorporated and is validly existing as an exempted company under the laws of the Cayman Islands, in good standing under the laws of the Cayman Islands (to the extent such concept exists in such jurisdiction), with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b) This Subscription Agreement has been duly authorized, executed and delivered by IIAC and, assuming that this Subscription Agreement constitutes the valid and binding agreement of Subscriber and the Company, this Subscription Agreement constitutes a valid and legally binding obligation of IIAC, enforceable against IIAC in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

(c) The issuance and sale of the Acquired Shares and the compliance by IIAC with all of the provisions of the Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of IIAC or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which IIAC or any of its subsidiaries is a party or by which IIAC or any of its subsidiaries is bound or to which any of the property or assets of IIAC is subject, which would reasonably be expected to have, individually or in the aggregate, a material adverse effect on (x) the business, general affairs, properties, prospects, financial condition, stockholders’ equity, management, or results of operations of IIAC and its subsidiaries, taken as a whole, (a “IIAC Material Adverse Effect”) or materially affect the validity of the Acquired Shares or the legal authority of IIAC to timely comply in all material respects with the terms of this Subscription Agreement; (ii) result in a violation of the provisions of the organizational documents of IIAC; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over IIAC or any of its properties that would reasonably be expected to have, individually or in the aggregate, an IIAC Material Adverse Effect or materially affect the validity of the Acquired Shares or the legal authority of IIAC to comply in all material respects with this Subscription Agreement.

(d) IIAC is not in default or violation of any term, condition or provision of (i) the organizational documents of IIAC, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which IIAC is now a party or by which IIAC’s properties or assets are bound or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over IIAC or any of its properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not be reasonably expected to have, individually or in the aggregate, an IIAC Material Adverse Effect.

(e) As of the date hereof, the authorized capital stock of IIAC consists of (i) 500,000,000 of IIAC’s Class A ordinary shares, par value $0.0001 per share (the “Class A Shares”), (ii) 50,000,000 of IIAC’s Class B ordinary shares, par value $0.0001 per share (the “Class B Shares”), and (iii) 5,000,000 of IIAC’s preference shares, par value $0.0001 per share (the “Preference Shares”). As of the date hereof: (i) 40,250,000 Class A Shares are issued and outstanding, (ii) 10,062,500 Class B Shares are issued and outstanding, (iii) no Preference Shares are issued and outstanding, and (iv) 20,116,667 warrants, each entitling the holder thereof to purchase one Class A Share at an exercise price of $11.50 per share (the “Warrants”), are issued and outstanding. As of the date hereof and as of the Closing, IIAC had and will have no outstanding long-term indebtedness (other than deferred underwriting fees and expenses deferred from its initial public offering). All (i) issued and outstanding Class A Shares and Class B Shares have been duly authorized and validly issued, are fully paid and nonassessable and are not subject to preemptive rights and (ii) outstanding Warrants have been duly authorized and validly issued, are fully paid and are not subject to preemptive rights. As of the date hereof, IIAC has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no stockholder agreements, voting trusts or other agreements or understandings to which IIAC is a party or by which it is bound relating to the voting of any Equity Interests, other than as contemplated by the Business Combination Agreement. There are no outstanding contractual obligations of IIAC to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other person or entity.

(f) IIAC is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by IIAC of this Subscription Agreement, other than the failure of which to obtain would not reasonably be expected to have, individually or in the aggregate, an IIAC Material Adverse Effect.

(g) IIAC has not received any written communication from a governmental entity alleging that IIAC is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, reasonably be expected to have an IIAC Material Adverse Effect.

(h) There is no (i) suit, action, proceeding or arbitration before a governmental authority or arbitrator pending, or, to IIAC’s knowledge, threatened against IIAC, or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against IIAC, except for such matters as have not had and would not reasonably be expected to have, individually or in the aggregate, an IIAC Material Adverse Effect.

(i) Except for any placement fees payable to the Placement Agents (as defined below), IIAC has not paid, and is not obligated to pay, any brokerage, finder’s or other commission or similar fee in connection with its issuance and sale of the Acquired Shares.

(j) As of the date hereof, the issued and outstanding Class A Shares of IIAC are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”), and are listed for trading on the NYSE under the symbol “IIAC” (it being understood that the trading symbol will be changed in connection with the Transaction). Except as disclosed in IIAC’s filings with the SEC, as of the date hereof, there is no suit, action, proceeding or investigation pending or, to the knowledge of IIAC, threatened against IIAC by NYSE or the SEC, respectively, to prohibit or terminate the listing of IIAC’s Shares on NYSE or to deregister the Class A Shares under the Exchange Act. IIAC has taken no action that is designed to terminate the registration of the Class A Shares under the Exchange Act.

(k) A copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other document filed by IIAC with the SEC since its initial registration of the Class A Shares and up to the Closing Date (the “IIAC SEC Documents”) is available to Subscriber (including via the SEC’s EDGAR system). As of their respective filing dates, to the best of IIAC’s knowledge, all IIAC SEC Documents complied in all material respects with the requirements of the Exchange Act applicable to the IIAC SEC Documents and the rules and regulations of the SEC promulgated thereunder applicable to the IIAC SEC Documents. None of the IIAC SEC Documents filed under the Exchange Act (except to the extent that information contained in any IIAC SEC Document has been superseded by a later timely filed IIAC SEC Document) contained, when filed or, if amended, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Subject to the second to last sentence of this Section 4(k), IIAC has timely filed each IIAC SEC Document that IIAC was required to file with the SEC since its inception. There are no material outstanding or unresolved comments in comment letters from the staff of the SEC with respect to any of the IIAC SEC Documents. Subject to the immediately following sentence, the financial statements of IIAC included in the IIAC SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of IIAC as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited financial statements, to normal, year-end audit adjustments. For the avoidance of doubt, any restatement of the financial statements of IIAC and any amendments to previously filed IIAC SEC Documents or delays in filing IIAC SEC Documents, as required in connection with any guidance from the SEC following the date of this Agreement, shall not be deemed to constitute a breach of this Section 4(k). Additionally, for avoidance of doubt, any amendment or modification of any IIAC SEC Document (or any agreement filed as an exhibit to any IIAC SEC Document) from its initial filing date in a subsequent filing as required in connection with any guidance of the SEC following the date of this Agreement shall not be deemed to constitute a breach of this Section 4(k).

5. Subscriber Representations and Warranties. Subscriber represents and warrants to the Company and IIAC that:

(a) Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with the requisite entity power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

(b) This Subscription Agreement has been duly authorized, executed and delivered by Subscriber, and assuming that this Subscription Agreement constitutes the valid and binding agreement of the Company and

IIAC, this Subscription Agreement constitutes a valid and legally binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

(c) Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (7), (8), (9), (12) or (13) of Regulation D under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Acquired Shares only for his, her or its own account and not for the account of others, or if Subscriber is subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” or “accredited investor” (each as defined above) and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account and (iii) is not acquiring the Acquired Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. Subscriber has completed Schedule A following the signature page hereto and the information contained therein is accurate and complete. Subscriber is not an entity formed for the specific purpose of acquiring the Acquired Shares and is an “institutional account” as defined by FINRA Rule 4512(c).

(d) Subscriber acknowledges and agrees that the Acquired Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Acquired Shares have not been registered under the Securities Act. The Subscriber acknowledges and agrees that the Acquired Shares may not be offered, resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act except (i) to Company or a subsidiary thereof, (ii) in an “offshore transaction” within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of clauses (ii) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates representing the Acquired Shares shall contain the restrictive legend set forth in Section 2(c). Subscriber acknowledges and agrees that the Acquired Shares will be subject to the foregoing transfer restrictions and, as a result of these transfer restrictions, Subscriber may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Acquired Shares and may be required to bear the financial risk of an investment in the Acquired Shares for an indefinite period of time. Subscriber acknowledges and agrees that the Acquired Shares may not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”) until at least one year from the Closing Date. Subscriber acknowledges and agrees that it has been advised to consult legal counsel and tax and accounting advisors prior to making any offer, resale, transfer, pledge or disposition of any of the Acquired Shares.

(e) Subscriber understands and agrees that Subscriber is purchasing the Acquired Shares directly from the Company. Subscriber further acknowledges that there have been no representations, warranties, covenants and agreements made to Subscriber by or on behalf of the Company, IIAC or any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements included in this Subscription Agreement.

(f) Subscriber’s acquisition and holding of the Acquired Shares will not constitute or result in a non-exempt prohibited transaction under section 406 of the Employee Retirement Income Security Act of 1974, as amended, section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

(g) In making its decision to subscribe for and purchase the Acquired Shares, Subscriber represents that it has relied solely upon its own independent analysis and investigation. Without limiting the generality of the foregoing, Subscriber has not relied on any statements, representations, warranty or other information provided by IIAC (other than the representations, warranties, acknowledgments and agreements of IIAC in this Subscription Agreement), or Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities PLC and/or UBS Securities LLC (collectively, the “Placement Agents”) or any of their affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing concerning the Company or the Acquired Shares or the offer and sale of the Acquired Shares. Subscriber acknowledges and agrees that Subscriber has received such information as Subscriber deems necessary in order to make an investment decision with respect to the Acquired Shares, including with respect to the Company and the Transaction. Without limiting the generality of the foregoing, Subscriber acknowledges that he, she or it has reviewed or had the full opportunity to review IIAC’s filings with the SEC. Subscriber acknowledges and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Acquired Shares, including but not limited to access to marketing materials and a virtual data room containing information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient, in the Subscriber’s judgment, to enable the Subscriber to evaluate its investment. Subscriber acknowledges that certain information provided by the Company was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. Subscriber further acknowledges that he, she or it has reviewed or had the full opportunity to review all disclosure documents provided to such Subscriber in the offering of the Acquired Shares and no statement or printed material which is contrary to such disclosure documents has been made or given to the Subscriber by or on behalf of the Company or IIAC.

(h) Subscriber became aware of this offering of the Acquired Shares solely by means of direct contact between Subscriber and the Company, IIAC, the Placement Agents or a representative of the Company, IIAC or the Placement Agents, and the Acquired Shares were offered to Subscriber solely by direct contact between Subscriber and the Company or the Placement Agents. Subscriber did not become aware of this offering of the Acquired Shares, nor were the Acquired Shares offered to Subscriber, by any other means and none of the Company, the Placement Agents, IIAC or their respective representatives or any person acting on behalf of any of them acted as investment advisor, broker or dealer to Subscriber. Subscriber acknowledges that the Company represents and warrants that the Acquired Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(i) Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Acquired Shares, including but not limited to those set forth in the Company and IIAC’s filings with the SEC. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Acquired Shares, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision. Subscriber has made its own assessment and has satisfied itself concerning relevant tax and other economic considerations relative to its purchase of the Acquired Shares. Subscriber will not look to the Placement Agents or any of their affiliates or representatives for all or part of any such loss or losses Subscriber may suffer and is able to sustain a complete loss on its investment in the Acquired Shares.

(j) Subscriber acknowledges and agrees that neither the Placement Agents nor any affiliate or representative of the Placement Agents has provided Subscriber with any information or advice with respect to the Acquired Shares nor is such information or advice necessary or desired. Subscriber acknowledges that the Placement Agents and their affiliates and representatives (i) have not made any representation as to the Company or the quality of the Acquired Shares, (ii) may have acquired non-public information with respect to the Company which Subscriber agrees need not be provided to it, (iii) have made no independent investigation with respect to the Company or the Acquired Shares or the accuracy, completeness or adequacy of any information supplied to Subscriber by the Company, (iv) have not acted as Subscriber’s financial advisor or fiduciary in connection with the issue and purchase of the Acquired Shares and (v) have not prepared a disclosure or offering document in connection with the offer and sale of the Acquired Shares. Subscriber further acknowledges that the Placement Agents may have existing or future business relationships with IIAC and the Company, including, but not limited to, acting as financial advisors for the Transaction.

(k) Subscriber represents and acknowledges that Subscriber, alone, or together with any professional advisor(s), has adequately analyzed and fully considered the risks of an investment in the Acquired Shares and determined that the Acquired Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Company. Subscriber acknowledges specifically that a possibility of total loss exists.

(l) Subscriber understands and acknowledges that no federal or state agency has passed upon or endorsed the merits of the offering of the Acquired Shares or made any findings or determination as to the fairness of an investment in the Acquired Shares.

(m) Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, the Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, each of which is administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) (collectively “OFAC Lists”), (ii) owned or controlled by, or acting on behalf of, a person, that is named on an OFAC List, (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515 or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (each, a “Prohibited Subscriber”). Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that, to the extent required, Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC Lists. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Acquired Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Subscriber.

(n) Subscriber, when required to deliver payment to the Company pursuant to Section 2 above, will have sufficient funds to pay the Purchase Price and consummate the purchase of the Acquired Shares pursuant to this Subscription Agreement.

(o) Subscriber understands that Deutsche Bank Securities Inc. and Goldman Sachs & Co. LLC will receive deferred underwriting commissions as disclosed in IIAC’s prospectus, dated November 18, 2020, upon consummation of the Transaction.

(p) As of the date hereof, Subscriber does not have, and during the thirty (30) day period immediately prior to the date hereof Subscriber has not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or short sale positions with respect to the securities of the Company. Notwithstanding the foregoing, nothing in this Section 5(p) (i) shall apply to any entities under common management with Subscriber (including Subscriber’s controlled affiliates and/or affiliates) from entering into any such transactions; and (ii) in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets, the representations set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Acquired Shares covered by this Agreement.

(q) Subscriber is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) acting for the purpose of acquiring, holding, voting or disposing of equity securities of the Company (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than a group consisting solely of Subscriber and its affiliates.

6. Registration Rights.

(a) In the event that the Acquired Shares are not registered in connection with the consummation of the Transaction, the Company agrees that, as soon as practicable (but in any case no later than forty-five (45) calendar days after the Closing Date) (the “Filing Deadline”), it will file with the SEC (at its sole cost and expense) a registration statement registering the resale of the Acquired Shares (the “Registration Statement”) naming the Subscriber as a selling shareholder thereunder, and it shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) thirty (30) calendar days after the filing thereof (or ninety (90) calendar days after the filing thereof if the SEC notifies the Company that it will “review” the Registration Statement) and (ii) ten (10) business days after the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (the “Effectiveness Deadline”). The Company’s obligations to include the Acquired Shares issued pursuant to this Subscription Agreement (or shares issued in exchange therefor) for resale in the Registration Statement are contingent upon Subscriber furnishing in writing to the Company such information regarding Subscriber, the securities of the Company held by Subscriber and the intended method of disposition of such Acquired Shares, which shall be limited to non-underwritten public offerings, as shall be reasonably requested by the Company to effect the registration of such Acquired Shares, and Subscriber shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling shareholder in similar situations, including providing that the Company shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement, if applicable, during any customary blackout or similar period or as permitted hereunder; provided, however, that in connection with the foregoing, Subscriber shall not be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Acquired Shares. Notwithstanding the foregoing, if the SEC prevents the Company from including any or all of the Acquired Shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the shares by the selling shareholders named therein or otherwise, such Registration Statement shall register for resale such number of Acquired Shares which is equal to the maximum number of Acquired Shares as is permitted by the SEC. In such event, the number of Acquired Shares to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders and as promptly as practicable after being permitted to register additional Acquired Shares under Rule 415 under the Securities Act, the Company shall amend the Registration Statement or file a new Registration Statement to register such Acquired Shares not included in the initial Registration Statement and shall use commercially reasonable efforts to have such amendment or Registration Statement declared effective as soon as practicable after the filing thereof. In no event shall Subscriber be identified as a statutory underwriter in the Registration Statement unless requested by the SEC; provided, that if the SEC requests that the Subscriber be identified as a statutory underwriter in the Registration Statement, the Subscriber will have an opportunity to withdraw its Acquired Shares from the Registration Statement. With respect to the information to be provided by Subscriber pursuant to this Section 6(a), the Company shall request such information from Subscriber at least five (5) business days prior to the anticipated filing date of the Registration Statement and the Subscriber shall provide such requested information to the Company at least two (2) business days prior to the anticipated filing date of the Registration Statement with the SEC. For purposes of clarification, any failure by the Company to file the Registration Statement by the Filing Deadline or to effect such Registration Statement by the Effectiveness Deadline shall not otherwise relieve the Company of its obligations to file or effect the Registration Statement as set forth above in this Section 6.

(b) In the case of the registration effected by the Company pursuant to this Subscription Agreement, the Company shall, upon reasonable request, inform Subscriber as to the status of such registration. Except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, the Company shall (at its own expense) use commercially reasonable efforts to cause such Registration Statement, or another shelf registration statement that includes the Acquired Shares to be sold pursuant to this Subscription Agreement, to remain effective until the earliest of (i) the third anniversary of the Closing, (ii) the date on which Subscriber ceases to hold any Acquired Shares issued pursuant to this Subscription Agreement, or (iii) on the first date on which Subscriber is able to sell all of its Acquired Shares issued pursuant to this Subscription Agreement (or shares received in exchange therefor) under Rule 144 within 90 days without the public information, volume or manner of sale limitations of such rule and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable). The period of time during which the Company is required hereunder to keep a Registration Statement effective is referred to herein as the “Registration Period”. Subscriber agrees to disclose its ownership to the Company upon reasonable request to assist it in making the determination with respect to Rule 144 described in clause (iii) above. The Company may amend the Registration Statement so as to convert the Registration Statement to a Registration Statement on Form F-3 at such time after the Company becomes eligible to use such Form F-3. During the Registration Period, the Company shall, at its expense:

(i) advise Subscriber as promptly as practicable and in any case within three (3) business days:

(1) when a Registration Statement or any amendment thereto has been filed with the SEC and when such Registration Statement or any post-effective amendment thereto has become effective;

(2) after it shall have received notice or obtained knowledge thereof, of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(3) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Acquired Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(4) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires making changes in any Registration Statement or prospectus included therein so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading;

provided that, notwithstanding anything to the contrary set forth herein, the Company shall not, when so advising Subscriber of such events described in clauses (1) through (4) above, provide Subscriber with any material, nonpublic information regarding the Company other than to the extent that providing notice to Subscriber of the occurrence of such events may constitute material, nonpublic information regarding the Company;

(ii) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iii) upon the occurrence of any event contemplated above, except for such times the Company is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Company shall use its commercially reasonable efforts to, as soon as reasonably practicable, prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Acquired Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iv) use its commercially reasonable efforts to cause all Acquired Shares to be listed on each securities exchange or market, if any, on which the Common Shares issued by the Company have been listed;

(v) use its commercially reasonable efforts (1) to take all other steps necessary to effect the registration of the Acquired Shares contemplated hereby and (2) with a view to making available to Subscriber the benefits of Rule 144 or any similar rule or regulation of the SEC that may permit Subscriber to sell the Acquired Shares to the public without registration, for so long as the Subscriber holds the Acquired Shares, to (A) make and keep public information available, as those terms are understood and defined in Rule 144, (B) file all reports and other materials required to be filed by the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144, and (C) furnish to Subscriber, promptly upon request, (I) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act and (II) such other information as may reasonably be requested to enable Subscriber to sell the Subscribed Shares under Rule 144 without registration; and

(vi) otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Subscriber, consistent with the terms of this Subscription Agreement, in connection with the registration of the Acquired Shares.

(c) Notwithstanding anything to the contrary in this Subscription Agreement, Subscriber acknowledges and agrees that (i) the Company may suspend the use of any such Registration Statement if it determines that in order for such Registration Statement not to contain a material misstatement or omission, an amendment thereto would be needed to include information that would at that time not otherwise be required in a current or annual report under the Exchange Act; and (ii) the Company shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require any Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, (A) if any information (e.g., compensation data) is not readily available and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Company’s board of directors, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements, (B) at any time the Company is required to file a post-effective amendment to the Registration Statement and the SEC has not declared such amendment effective or (C) if the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event, the Company’s board of directors reasonably believes, upon the advice of legal counsel, would require additional disclosure by the Company in the Registration Statement of material information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Company’s board of directors, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”) provided, that (I) the Company shall not so delay filing or so suspend the use of the Registration Statement on more than two occasions or for more than sixty (60) consecutive calendar days, or more than one hundred-twenty (120) total calendar days, in each case during any three hundred sixty (360)-day period, (II) in case of clause (i) above, the Company shall have a bona fide business purpose for not making such information public and (III) the Company shall use commercially reasonable efforts to make such Registration Statement available for the sale by Subscriber of such securities as soon as practicable thereafter. Upon receipt of any written notice from the Company of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made, in the case of the prospectus) not misleading, Subscriber agrees that (i) it will immediately discontinue offers and sales of the Acquired Shares under the Registration Statement (which, for the avoidance of doubt, shall not include sales conducted pursuant to Rule 144) until Subscriber receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (ii) it will maintain confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law or subpoena. If so directed by the Company, Subscriber will deliver to the Company or, in Subscriber’s sole discretion destroy, all copies of the prospectus covering the Acquired Shares in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Acquired Shares shall not apply (i) to the extent Subscriber is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

(d) Subscriber may deliver written notice (an “Opt-Out Notice”) to the Company requesting that Subscriber not receive notices from the Company otherwise required by this Section 6; provided, however, that Subscriber may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from Subscriber (unless subsequently revoked), (i) the Company shall not deliver any such notices to Subscriber and Subscriber shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to Subscriber’s intended use of an effective Registration Statement, Subscriber will notify the Company in writing at least two (2) business days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 6(d)) and the related suspension period remains in effect, the Company will so notify Subscriber, within two (2) business day of Subscriber’s notification to the Company, by delivering to Subscriber a copy of such previous notice of such Suspension Event, and thereafter will provide Subscriber with the related notice of the conclusion of such Suspension Event immediately upon its availability, and Subscriber shall comply with any restrictions on using such Registration Statement during such Suspension Event.

(e) The Company shall, notwithstanding the termination of this Subscription Agreement, indemnify, defend and hold harmless Subscriber (to the extent a seller under the Registration Statement), its directors, officers, partners, managers, members, investment advisers, and each person, if any, who controls Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the fullest extent permitted by applicable law, from and against any and all out-of-pocket losses, claims, damages, liabilities, costs (including reasonable and documented external attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding Subscriber furnished in writing to the Company by Subscriber expressly for use therein or Subscriber has omitted a material fact from such information or otherwise violated the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder in connection with any sale pursuant to the Registration Statement; provided, however, that the indemnification contained in this Section 6(e) shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall the Company be liable for any Losses to the extent they arise out of or are based upon a violation which occurs (A) in reliance upon and in conformity with written information furnished by Subscriber expressly for use in the Registration Statement, (B) in connection with any failure of such person, to the extent required, to deliver or cause to be delivered a prospectus made available by the Company in a timely manner or (C) in connection with any offers or sales effected by or on behalf of Subscriber in violation of Section 6(c) hereof; provided, further, however, that a Subscriber that delivers an Opt-Out Notice will not be indemnified under this Section 6(e), unless such Subscriber notifies the Company of an intended use of the Registration Statement under Section 6(d).

(f) Subscriber shall, severally and not jointly with any Other Subscriber, indemnify and hold harmless the Company, its directors, officers, agents and employees, and each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against all Losses, as incurred, that arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding Subscriber furnished in writing to the Company by Subscriber expressly for use therein. In no event shall the liability of Subscriber be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Acquired Shares giving rise to such indemnification obligation.

(g) Any person or entity entitled to indemnification herein shall (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (B) unless in the reasonable judgment of legal counsel to such indemnified party a conflict of interest exists between such indemnified and indemnifying parties with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (which consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed), consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. The indemnification provided for under this Section 6 shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of securities.

(h) If the indemnification provided under this Section 6 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, however, that the liability of the Subscriber shall be limited to the net proceeds received by such Subscriber from the sale of Acquired Shares giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses shall be deemed to include, subject to the limitations set forth in Section 6 above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 6(h) from any person or entity who was not guilty of such fraudulent misrepresentation.

(i) For purposes of this Section 6, (i) “Subscriber” shall include any person to whom the rights under this Section 6 shall have been duly assigned and (ii) “Acquired Shares” shall mean, as of any date of determination, the Acquired Shares purchased by the Subscriber pursuant to this Subscription Agreement and any other equity security issued or issuable with respect to the Acquired Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event.

(j) The Company shall use commercially reasonable efforts, if requested by Subscriber to, within five (5) business days of such request, (i) cause the removal of restrictive legends from any Acquired Shares being sold under the Registration Statement or pursuant to Rule 144 at the time of sale of such Acquired Shares and (ii) cause its legal counsel to deliver an opinion, if necessary, to the transfer agent in connection with the removal of such restrictive legends, in each case, upon the receipt of customary representations and other documentation from the Subscriber that is necessary to establish that restrictive legends are no longer required as reasonably requested by the Company, its counsel or the transfer agent. The Company shall be responsible for the fees of its transfer agent, its legal counsel and all DTC fees associated with such legend removal.

7. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Business Combination Agreement is terminated in accordance with the terms therein, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, (c) April 18, 2022 if the Closing has not occurred by such date, other than as a result of a breach of Subscriber’s obligations hereunder, or (d) if any of the conditions to Closing set forth in Section 2 of this Subscription Agreement are (i) not satisfied or waived prior to the Closing or (ii) not capable of being satisfied on the Closing and, in each case of (i) and (ii), as a result thereof, the transactions contemplated by this Subscription Agreement will not be and are not consummated at the Closing (the termination events described in clauses (a) – (d) above, collectively, the “Termination Events”); provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach. The Company shall notify Subscriber in writing of the termination of the Business Combination Agreement promptly after the termination of such agreement. Upon the occurrence of any Termination Event, this Subscription Agreement shall be void and of no further effect and any monies paid by Subscriber to the Company in connection herewith shall promptly (and in any event within one (1) business day) following the Termination Event be returned to Subscriber by wire transfer of immediately available funds to the account specified by Subscriber without any deduction for or on account of any tax, withholding, charges, or set-off.

8. Trust Account Waiver. Subscriber acknowledges that IIAC is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the Company and one or more businesses or assets. Subscriber further acknowledges that, as described in IIAC’s prospectus relating to its initial public offering dated November 18, 2020 (the “Prospectus”), available at www.sec.gov, substantially all of IIAC’s assets consist of the cash proceeds of IIAC’s initial public offering and a private placement of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of IIAC, its public shareholders and the underwriters of IIAC’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to IIAC to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of IIAC entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, Subscriber, on behalf of itself and its representatives, hereby irrevocable waives any and all right, title and interest, or any claim of any kind they have or may have in the future arising out of this Subscription Agreement, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement; provided, however, that nothing in this Section 8 shall (x) serve to limit or prohibit the Subscriber’s right to pursue a claim against IIAC for legal relief against assets held outside the Trust Account, for specific performance or other equitable relief, (y) serve to limit or prohibit any claims that the Subscriber may have in the future against IIAC’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds) or (z) be deemed to limit any Subscriber’s right, title, interest or claim to the Trust Account by virtue of such Subscriber’s record or beneficial ownership of securities of IIAC acquired by any means other than pursuant to this Subscription Agreement, including but not limited to any redemption right with respect to any such securities of the Company.

9. Miscellaneous.

(a) Neither this Subscription Agreement nor any rights that may accrue to the parties hereunder (other than the Acquired Shares hereunder, if any) may be transferred or assigned without the prior written consent of each of the other parties hereto; provided that (i) this Subscription Agreement and any of Subscriber’s rights and obligations hereunder may be assigned to any fund or account managed by the same investment manager as Subscriber or by an affiliate (as defined in Rule 12b-2 of the Exchange Act) of such investment manager without the prior consent of the Company and IIAC and (ii) Subscriber’s rights under Section 6 may be assigned to an assignee or transferee of the Acquired Shares; provided further that prior to such assignment any such assignee shall agree in writing to be bound by the terms hereof; provided, that no assignment pursuant to clause (i) of this Section 9 shall relieve Subscriber of its obligations hereunder unless otherwise agreed to in writing by the Company and IIAC.

(b) Subscriber acknowledges that the Company, IIAC, the Placement Agents (solely with respect to and as express third-party beneficiaries of, with a right to enforce as to themselves, Section 3, Section 4, Section 5, Section 9 and Section 10) and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement, including Schedule A hereto. Prior to the Closing, Subscriber agrees to promptly notify the Company, IIAC and the Placement Agents in writing (including, for the avoidance of doubt, by email) if any of the acknowledgments, understandings, agreements, representations and warranties made by Subscriber as set forth herein are no longer accurate in any material respect (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality, in which case Subscriber shall notify the Company, IIAC and the Placement Agents if they are no longer accurate in any respect). Subscriber acknowledges and agrees that each purchase by Subscriber of Acquired Shares from the Company will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by Subscriber as of the time of such purchase.

(c) The Subscriber, the Company, IIAC and the Placement Agents (each as a third-party beneficiary with a right of enforcement) are each entitled to rely upon this Subscription Agreement and each is irrevocably authorized to produce this Subscription Agreement or a copy hereof if legally compelled in connection with any administrative or legal proceeding or official inquiry with respect to the matters covered hereby; provided, however, that the foregoing clause of this Section 9(c) shall not give the Company or the Placement Agents any rights other than those expressly set forth in this Section 9(c) and, without limiting the generality of the foregoing and for the avoidance of doubt, in no event shall the Company be entitled to rely on any of the representations and warranties of IIAC set forth in this Subscription Agreement. If either IIAC, the Company or Subscriber is so compelled, then unless prohibited by law, rule, or regulation, the producing party shall provide the other with prior written notice (including by email) of such production and disclosure and shall reasonably consult with the Subscriber regarding the production and disclosure.

(d) All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing until the expiration of any statute of limitations under applicable law.

(e) The Company and IIAC may request from Subscriber such additional information as the Company and IIAC may reasonably deem necessary to register the resale of the Acquired Shares and evaluate the eligibility of Subscriber to acquire the Acquired Shares, and Subscriber shall provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures; provided, that the Company and IIAC agree to keep any such information provided by Subscriber confidential except (i) as necessary to include in any registration statement the Company is required to file hereunder, (ii) as required by the federal securities law or pursuant to other routine proceedings of regulatory authorities or (iii) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of any national securities exchange on which the Company’s securities are listed for trading, in which case the Company or IIAC, as applicable, shall provide Subscriber with prior written notice of such disclosure permitted under this Section 9(e). Subscriber acknowledges and agrees that if it does not provide the Company with such requested information, the Company may not be able to register Subscriber’s Acquired Shares for resale pursuant to Section 6 hereof. Subscriber acknowledges that the Company and IIAC may file a form of this Subscription Agreement with the SEC as an exhibit to a periodic report or a registration statement of the Company or IIAC.

(f) This Subscription Agreement may not be modified, waived or terminated (other than pursuant to the terms of Section 7 above) except by an instrument in writing, signed by each of the parties hereto. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties and third-party beneficiaries hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

(g) This Subscription Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

(h) Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(i) If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(j) This Subscription Agreement may be executed and delivered in one (1) or more counterparts (including by electronic means, such as facsimile, in .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(k) Each party shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

(l) At any time, the Company or IIAC may (a) extend the time for the performance of any obligation or other act of Subscriber, (b) waive any inaccuracy in the representations and warranties of Subscriber contained herein or in any document delivered by Subscriber pursuant hereto and (c) waive compliance with any agreement of Subscriber or any condition to its own obligations contained herein. At any time, Subscriber may (a) extend the time for the performance of any obligation or other act of the Company or IIAC, (b) waive any inaccuracy in the representations and warranties of the Company or IIAC contained herein or in any document delivered by the Company or IIAC pursuant hereto and (c) waive compliance with any agreement of the Company or IIAC or any condition to its own obligations contained herein. Any such extension or waiver shall only be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

(m) Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or telecopied, sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (a) when so delivered personally, (b) upon receipt of an appropriate electronic answerback or confirmation when so delivered by telecopy (to such number specified below or another number or numbers as such person may subsequently designate by notice given hereunder), (c) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (d) three (3) business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i) if to Subscriber, to such address or addresses set forth on the signature page hereto;

(ii) if to IIAC, to:

Investindustrial Acquisition Corp.

Suite 1, 3rd Floor, 11-12 St James’s Square

London SW1Y 4LB

United Kingdom

Attn: Roberto Ardagna

Chief Executive Officer

Email: RArdagna@investindustrial.com

with a required copy to (which copy shall not constitute notice):

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attn:	Christian O. Nagler
Wayne Williams
Email:	cnagler@kirkland.com
wwilliams@kirkland.com

and

Kirkland & Ellis LLP

30 St Mary Axe

London EC3A 8AF

United Kingdom

Attention:	Cedric Van den Borren
Email:	cedric.vandenborren@kirkland.com

(iii) if to the Company, to

Ermenegildo Zegna Holditalia S.p.A

Via Roma 99/100

Valdilana (Biella)

Italy

Attn:	Gianluca Ambrogio Tagliabue
Email:	Gianluca.Tagliabue@zegna.com

with a required copy to (which copy shall not constitute notice):

Sullivan & Cromwell

125 Broad Street

New York, NY 10004

Attn:	Scott D. Miller
Email:	MILLERSC@sullcrom.com

(n) This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, THE SUPREME COURT OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS SUBSCRIPTION AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH

RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 9(m) OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9(n).

10. Non-Reliance and Exculpation. Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the statements, representations and warranties of the Company and IIAC expressly contained in this Subscription Agreement, in making its investment or decision to invest in the Company. Subscriber acknowledges and agrees that none of (i) any Other Subscriber pursuant to any Other Subscription Agreement (including such Other Subscriber’s respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing) or (ii) the Placement Agents, their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing, shall have any liability to Subscriber, pursuant to, arising out of or relating to this Subscription Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby, including, without limitation, with respect to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Acquired Shares or with respect to any claim (whether in tort, contract or otherwise) for breach of this Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by the Company, IIAC, the Placement Agents or any Non-Party Affiliate concerning the Company, IIAC, the Placement Agents, any of their controlled affiliates, this Subscription Agreement or the transactions contemplated hereby. For purposes of this Subscription Agreement, “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equityholder or affiliate of the Company, IIAC, any Placement Agent or any of the Company’s, IIAC’s or any Placement Agent’s controlled affiliates or any family member of the foregoing.

11. No Hedging. The Subscriber agrees that, from the date of this Subscription Agreement until the Closing Date or the earlier termination of this Subscription Agreement, none of the Subscriber or any person or entity acting on behalf of the Subscriber or pursuant to any understanding with the Subscriber will engage in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or similar instrument, including without limitation equity repurchase agreements and securities lending arrangements, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale, loan, pledge or other disposition or transfer (whether by the Subscriber or any other person), in each case, solely to the extent it has the same economic effect as a “short sale” (as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act), of any economic consequences of ownership (excluding, for the avoidance of doubt, any consequences resulting solely from foreign exchange fluctuations), in whole or in part, directly or indirectly, physically or synthetically, of any Acquired Shares, any equity securities of IIAC or any instrument exchangeable for or convertible into any equity securities of the Company prior to the Closing, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of equity securities of the Company, in cash or otherwise, or to publicly disclose the intention to undertake any of the foregoing; provided, however, that the provisions of this Section 11 shall not apply to long sales (including sales of securities held by the Subscriber, its controlled affiliates or any person or entity acting on behalf of Subscriber or any of its controlled affiliates prior to the date of this Subscription Agreement and securities purchased by the Subscriber in the open market after the date of this Subscription Agreement). Notwithstanding the foregoing, nothing in this Section 11 (i) shall prohibit any entities under common management with the Subscriber from entering into any of the transactions set forth in the first sentence of this Section 11 and (ii) in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers or desks manage separate portions of such Subscriber’s assets, the restriction set forth in the first sentence of this Section 11 shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Acquired Shares covered by this Subscription Agreement.

12. Disclosure. IIAC shall, by 9:00 a.m., New York City time, on the first (1st) business day immediately following the date of this Subscription Agreement (the “Disclosure Time”), issue one or more press releases or file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the Other Subscription Agreements and the Business Combination Agreement, the Transaction and any other material, nonpublic information that IIAC or the Company has provided to Subscriber at any time prior to the filing of the Disclosure Document. From and after the issuance of the Disclosure Document, to the reasonable knowledge of IIAC and the Company, Subscriber shall not be in possession of any material, nonpublic information received from IIAC or the Company, or any of their respective officers, directors, employees, agents, including, without limitation the Placement Agents. In addition, effective upon the earlier of the Disclosure Time and the filing or issuance of the Disclosure Document, each of IIAC and the Company acknowledges and agrees that any and all confidentiality or similar obligations under any current agreement, whether written or oral, with IIAC or the Company, or any of their respective subsidiaries or any of their respective officers, directors, affiliates, employees or agents, including, without limitation, any Placement Agents, on the one hand, and the Subscriber or any of its affiliates, on the other hand, shall terminate and be of no further force or effect. Each of IIAC and the Company understands and confirms that the Subscriber and its affiliates will rely on the foregoing representations in effecting transactions in securities of IIAC and the Company. Notwithstanding anything in this Subscription Agreement to the contrary, neither IIAC nor the Company shall publicly disclose the name of Subscriber or any of its affiliates or advisers, or include the name of Subscriber or any of its affiliates or advisers (i) in any press release marketing materials without the prior written consent of Subscriber or (ii) in any filing with the SEC or any regulatory agency or trading market, without the prior written consent of Subscriber, except (A) as required by the federal securities law or pursuant to other routine proceedings of regulatory authorities, or (B) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of any national securities exchange on which IIAC’s securities are listed for trading; provided, however, that in the case of clause (ii), the Company or IIAC, as applicable, shall provide the Subscriber with prior written notice (including by e-mail) of such permitted disclosure, and shall reasonably consult with the Subscriber regarding such disclosure.

13. Separate Obligations. For ease of administration, this single Subscription Agreement is being executed so as to enable each Subscriber identified on the signature page to enter into a Subscription Agreement, severally, but not jointly. The parties agree that each Subscription Agreement shall be treated as if it were a separate agreement with respect to each Subscriber listed on the signature page, as if each Subscriber entity had executed a separate Subscription Agreement naming only itself as Subscriber, and (ii) no Subscriber listed on the signature page shall have any liability under the Subscription Agreement for the obligations of any other Subscriber so listed. For the avoidance of doubt, all obligations of the Subscriber hereunder are separate and several from the obligations of any Other Subscriber. The decision of the Subscriber to purchase the Acquired Shares pursuant to this Subscription Agreement has been made by Subscriber independently of any Other Subscriber or any other investor and independently of any information, materials, statements or opinions as to the business, financial condition or results of operations of the Company, IIAC, or any of their respective subsidiaries which may have been made or given by any Other Subscriber or by any agent or employee of any Other Subscriber, and neither the Subscriber nor any of its agents or employees shall have any liability to any Other Subscriber (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by the Subscriber or Other Subscribers pursuant hereto or thereto, shall be deemed to constitute the Subscriber and Other Subscriber as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscriber and the Other Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. The Subscriber acknowledges that no Other Subscriber has acted as agent for the Subscriber in connection with making its investment hereunder and no Other Subscriber will be acting as agent of the Subscriber in connection with monitoring its investment in the Acquired Shares or enforcing its rights under this Subscription Agreement. The Subscriber shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Subscriber to be joined as an additional party in any proceeding for such purpose.

IN WITNESS WHEREOF, Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Subscriber: By: Name: Title:	State/Country of Formation or Domicile:

Name in which Acquired Shares are to be registered (if different): Subscriber’s EIN:	Date: , 2021
Business Address-Street: City, State, Zip: Attn: Telephone No.: Facsimile No.: Email: Number of Shares subscribed for: Purchase Price: $	Mailing Address-Street (if different): City, State, Zip: Attn: Telephone No.: Facsimile No.: Price Per Share: $10.00

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice.

Signature Page to

Subscription Agreement

IN WITNESS WHEREOF, each of the Company and IIAC has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

ERMENEGILDO ZEGNA HOLDITALIA S.p.A.

By:
Name: Ermenegildo Zegna Di Monte Rubello
Title: Chief Executive Officer

Date: _____________________, 2021

INVESTINDUSTRIAL ACQUISITION CORP.

By:
Name: Roberto Ardagna
Title: Chief Executive Officer

Date: _____________________, 2021

Signature Page to

Subscription Agreement

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

This Schedule must be completed by Subscriber and forms a part of the Subscription Agreement to which it is attached. Capitalized terms used and not otherwise defined in this Schedule have the meanings given to them in the Subscription Agreement. Subscriber must check the applicable box in either Part A or Part B, and Part C below.

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

•	(Please check the applicable subparagraphs):

☐	We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

** OR **

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS

•	(Please check the applicable subparagraphs):

1. ☐

We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act), and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2. ☐	We are not a natural person.

** AND **

C.	AFFILIATE STATUS

(Please check the applicable box) SUBSCRIBER:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

Rule 501(a), under the Securities Act, in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐	Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐

Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

This page should be completed by Subscriber

and constitutes a part of the Subscription Agreement.

☐

Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐

Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐

Any natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence shall not be included as an asset; (b) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding sixty (60) days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

☐

Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

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Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status, such as a General Securities Representative license (Series 7), a Private Securities Offerings Representative license (Series 82) and an Investment Adviser Representative license (Series 65);

☐	Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

☐	Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

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